Exhibit 5.3

[LETTERHEAD OF RICHARDS LAYTON & FINGER]

December 15, 2011

SunCoke Energy, Inc.

Re:	SunCoke Energy, Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule A attached hereto (each, a “Corporation” and collectively, the “Corporations”), each of the Delaware limited liability companies listed on Schedule B attached hereto (each, an “LLC” and collectively, the “LLCs”) and Jewell Coke Company, L.P., a Delaware limited partnership (“Jewell”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) Each of the documents listed on Schedule C attached hereto (each, a “Certificate of Incorporation” and collectively, the “Certificates of Incorporation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”);

(b) The bylaws of each of the Corporations (each, “Bylaws”);

(c) Resolutions adopted by the unanimous written consent of the board of directors of each of the Corporations, each dated July 13, 2011 or July 20, 2011 (collectively, the “Board Resolutions”);

(d) Resolutions adopted by the unanimous written consent of the Pricing Committee of the Board of Directors (the “Pricing Committee”) of SunCoke Energy, Inc., a Delaware corporation (“SunCoke”), dated July 20, 2011 (the “Pricing Committee Resolutions” and together with the Board Resolutions, the “Corporate Resolutions”);

SunCoke Energy, Inc.

December 15, 2011

(e) Each of the documents listed on Schedule D attached hereto (collectively, the “LLC Certificates”);

(f) Each of the documents listed on Schedule E attached hereto (each, an “LLC Agreement” and collectively, the “LLC Agreements”);

(g) Resolutions adopted by the written consent of the sole member or the unanimous written consent of the board of directors and the sole member, as applicable, of each of the LLCs, each dated July 20, 2011 (collectively, the “LLC Resolutions”);

(h) The Certificate of Limited Partnership of Jewell, dated as of July 7, 1995, as filed in the office of the Secretary of State on July 12, 1995, as amended by the Amendment to the Certificate of Limited Partnership, dated July 16, 2009, as filed in the office of the Secretary of State on July 16, 2009, and as corrected by the Certificate of Correction, as filed in the office of the Secretary of State on July 31, 2009 (as so amended and corrected, the “Jewell Certificate”);

(i) The Agreement of Limited Partnership of Jewell, dated as of July 14, 1995, among Jewell Coke Corporation, a Delaware corporation (“JCC”), as general partner, TIFD VIII-U Inc. and Sunoco, Inc. (R&M) (formerly known as Sun Company, Inc. (R&M)), a Pennsylvania corporation (“Sunoco R&M”), as limited partners, and Jewell Coal and Coke Company, a Virginia corporation;

(j) The First Amended and Restated Agreement of Limited Partnership of Jewell, dated as of December 28, 2010, between Jewell Coke Acquisition Company (successor-by-merger to JCC), a Virginia corporation (“JCAC”), as general partner, and Sunoco R&M, as limited partner;

(k) The Second Amended and Restated Agreement of Limited Partnership of Jewell, dated as of July 18, 2011 (the “Jewell Agreement”), among JCAC, as general partner, Jewell Resources Corporation, a Virginia corporation, as limited partner, and Sunoco R&M;

(l) Resolutions adopted by the unanimous written consent of the partners of Jewell, dated July 20, 2011 (the “Jewell Resolutions”);

(m) The Indenture, dated July 26, 2011 (the “Indenture”), among the Companies (as defined below) and the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee;

(n) Certificates of an officer of each of the Companies (as defined below), dated July 26, 2011 and December 15, 2011 (collectively, the “Officer’s Certificates”), as to certain matters; and

(o) A Certificate of Good Standing for each of the Companies (as defined below), obtained from the Secretary of State.

SunCoke Energy, Inc.

December 15, 2011

The Corporations, the LLCs and Jewell are hereinafter referred to each, as a “Company” and collectively, as the “Companies.” The Certificates of Incorporation, the LLC Certificates and the Jewell Certificate are hereinafter referred to collectively as the “Certificates.”

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (o) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (o) above) that is referred to in or incorporated by reference into any document reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents (other than the signatures of the signatories of the Companies set forth in the Indenture) examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents and (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein.

For purposes of this opinion, we have assumed (i) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (ii) that at all times since the formation of Jewell, there has been at least one general partner and one limited partner of Jewell who are different persons or entities, (iii) except to the extent provided in paragraphs 1, 5 and 9 below, the due organization, formation or creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent provided in paragraphs 2, 6 and 10 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent provided in paragraphs 3, 4, 7, 8, 11 and 12 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (vii) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to any of the Companies and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

SunCoke Energy, Inc.

December 15, 2011

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Corporations has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (8 Del.C. §101, et seq.) (the “DGCL”).

2. Each of the Corporations has all necessary corporate power and authority under the DGCL and under its Certificate of Incorporation and Bylaws to execute and deliver, and to perform its obligations under, the Indenture.

3. The execution and delivery by each of the Corporations of the Indenture, and the performance by each of the Corporations of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of such Corporation under the DGCL and under its Certificate of Incorporation and Bylaws.

4. Each of the Corporations has duly executed and delivered the Indenture under the DGCL and under its Certificate of Incorporation and Bylaws.

5. Each of the LLCs has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (the “LLC Act”).

6. Each of the LLCs has all necessary limited liability company power and authority under the LLC Act and under its LLC Agreement to execute and deliver, and to perform its obligations under, the Indenture.

7. The execution and delivery by each of the LLCs of the Indenture, and the performance by each of the LLCs of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of such LLC under the LLC Act and under its LLC Agreement.

8. Each of the LLCs has duly executed and delivered the Indenture under the LLC Act and under its LLC Agreement.

9. Jewell has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “LP Act”).

10. Under the LP Act and the Jewell Agreement, Jewell has all necessary partnership power and authority to execute and deliver, and to perform its obligations under, the Indenture.

SunCoke Energy, Inc.

December 15, 2011

11. Under the LP Act and the Jewell Agreement, the execution and delivery by Jewell of the Indenture, and the performance by Jewell of its obligations thereunder, have been duly authorized by all necessary partnership action on the part of Jewell.

12. Under the LP Act and the Jewell Agreement, Jewell has duly executed and delivered the Indenture.

The opinions expressed in paragraphs 4, 8 and 12 above are based solely upon our review of the certifications contained in the Officer’s Certificates and counterpart signature pages to the Indenture.

We understand that you, and the holders of the Notes (as defined below), will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In addition, we understand that Wachtell, Lipton, Rosen & Katz (“WLRK”) will rely as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Companies. In connection with the foregoing, we hereby consent to your, the holders of the Notes (as defined below) and WLRK’s relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4, relating to the Offer to Exchange $400,000,000 of 7 5/8% Senior Notes of SunCoke due 2019 for $400,000,000 of Registered 7 5/8% Senior Notes of SunCoke due 2019 (collectively, the “Notes”), as proposed to be filed by SunCoke with the Securities and Exchange Commission on or about the date hereof. In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards Layton & Finger

Richards Layton & Finger

SXL/VRV

Schedule A

Corporations

SunCoke Energy, Inc.

Indiana Harbor Coke Company

Haverhill North Coke Company

Elk River Minerals Corporation

Schedule B

LLCs

SunCoke Technology and Development LLC

Sun Coal & Coke LLC

Gateway Energy & Coke Company, LLC

Middletown Coke Company, LLC

SunCoke Energy South Shore LLC

Schedule C

Certificates of Incorporation

1. The Certificate of Incorporation of SunCoke Energy, Inc., a Delaware corporation (“SunCoke”), dated December 8, 2010, as filed in the office of the Secretary of State on December 8, 2010, as amended by the Certificate of Amendment to Certificate of Incorporation of SunCoke, dated as of March 16, 2011, as filed in the office of the Secretary of State on March 16, 2011, and as amended and restated by the Amended and Restated Certificate of Incorporation of SunCoke, dated as of July 11, 2011, as filed in the office of the Secretary of State on July 11, 2011.

2. The Certificate of Incorporation of Indiana Harbor Coke Company, a Delaware corporation, dated October 22, 1996, as filed in the office of the Secretary of State on October 22, 1996.

3. The Certificate of Incorporation of Haverhill North Coke Company (formerly known as Bearcat Coke Company), a Delaware corporation, dated June 24, 1998, as filed in the office of the Secretary of State on June 24, 1998, as amended by the Certificate of Amendment of Certificate of Incorporation, dated June 21, 2000, as filed in the office of the Secretary of State on June 23, 2000.

4. The Certificate of Incorporation of Elk River Minerals Corporation, a Delaware corporation, dated November 11, 1985, as filed in the office of the Secretary of State on November 12, 1985.

Schedule D

LLC Certificates

1. The Certificate of Formation of SunCoke Technology and Development LLC, a Delaware limited liability company (“Technology”), dated as of July 15, 2011, as filed in the office of the Secretary of State on July 15, 2011.

2. The Certificate of Formation of Sun Coal & Coke LLC, a Delaware limited liability company (“Sun Coal”), dated as of July 15, 2011, as filed in the office of the Secretary of State on July 15, 2011.

3. The Certificate of Formation of Gateway Energy & Coke Company, LLC (formerly known as Granite City Coke Company, LLC), a Delaware limited liability company (“Gateway”), dated February 24, 2006, as filed in the office of the Secretary of State on February 24, 2006, as corrected by the Certificate of Correction, dated March 2, 2006, as filed in the office of the Secretary of State on March 17, 2006.

4. The Certificate of Formation of Middletown Coke Company, LLC, a Delaware limited liability company (“Middletown”), dated December 29, 2009, as filed in the office of the Secretary of State on December 29, 2009.

5. The Certificate of Formation of SunCoke Energy South Shore LLC (formerly known as Chesapeake Sun Company, LLC and SunCoke Energy South Shore, LLC), a Delaware limited liability company (“South Shore”), dated February 13, 2009, as filed in the office of the Secretary of State on February 13, 2009, as amended by the Certificate of Amendment, dated February 14, 2011, as filed in the office of the Secretary of State on February 14, 2011, and as amended and restated by the Amended and Restated Certificate of Formation of South Shore, dated as of July 15, 2011, as filed in the office of the Secretary of State on July 15, 2011.

Schedule E

LLC Agreements

1. The Limited Liability Company Agreement of Technology, dated as of July 18, 2011, as amended by the Assignment and Amendment Agreement, dated as of July 26, 2011.

2. The Limited Liability Company Agreement of Sun Coal, dated as of July 18, 2011, as amended by the Assignment and Amendment Agreement, dated as of July 26, 2011.

3. The Limited Liability Company Agreement of Gateway, dated February 24, 2006.

4. The Limited Liability Company Agreement of Middletown, dated December 29, 2009.

5. The Limited Liability Company Agreement of South Shore, dated February 13, 2009, as amended by the First Amendment thereto, dated February 14, 2011.